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                                                                   EXHIBIT 99.2

                    Merry Land & Investment Company, Inc.
                               624 Ellis Street
        P                  Augusta, Georgia  36901
        R
        O
        X THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MERRY
        Y                 LAND & INVESTMENT COMPANY, INC.


                   The undersigned hereby appoints Boone A. Knox and W. Tennent Houston Merry Land & Investment Company, Inc. and each of them, proxies, with power of substitution and revocation, acting by majority of those present and voting or if only one is present and voting then that one, to vote the common shares of which the undersigned is entitled to vote as designated herein, at the special meeting of shareholders to be held at Fort Discovery, One Seventh Street, Augusta, Georgia, on Thursday, October 15, 1998 at 10:00 a.m., local time, and at any adjournment thereof, with all the powers the undersigned would possess if present.

                   PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.


                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)




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|X|      Please mark
         votes as in
         this example.


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
    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS INSTRUCTED HEREIN BY
    THE UNDERSIGNED SHAREHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL
    BE VOTED FOR ITEMS 1 AND 2.

1.  the approval of (a) the merger of Merry Land & Investment Company, Inc., a             FOR          AGAINST         ABSTAIN
    Georgia corporation ("Merry Land") with and into Equity Residential Properties         [  ]           [  ]            [  ]
    Trust, a Maryland real estate investment trust ("EQR"), and in the alternative,
    (b) the merger of Merry Land with and into a newly formed limited liability company ("Merry Land LLC"), with the shareholders of Merry Land receiving shares of stock in a newly formed corporate subsidiary (the "Merry Land Merger
    Subsidiary"), followed by the merger of the Merry Land Merger Subsidiary with and into EQR, all pursuant to an Agreement and Plan of Merger entered into by
    Merry Land and EQR on July 8, 1998, as amended.

2.  the adoption of Merry Land Properties, Inc.'s 1998 Management Incentive Plan.          [  ]           [  ]            [  ]

3.  Upon any other matter which may properly come before the meeting.


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                                                 MARK HERE
                                               FOR ADDRESS [  ]
                                                CHANGE AND
                                              NOTE AT LEFT


                                         Please sign exactly as name appears on
                                         this Proxy. When shares are held by
                                         joint tenants, both should sign. When
                                         signing as attorney, executor,
                                         administrator, trustee or guardian,
                                         please give full title as such. If a
                                         corporation, please sign in full
                                         corporate name by an authorized
                                         officer. If a partnership, please sign
                                         in partnership name by an authorized
                                         person.


                                         The undersigned hereby revokes any
                                         proxy or proxies heretofore given to
                                         vote such shares at said meeting or any
                                         adjournment thereof.


Signature: _______________ Date:______________

Signature: _______________ Date:______________